The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

Harborview 2005-11

Originator	Count	UPB	% by balance
ALLIANCE BANCORP	125	49,122,938.41	7.06
COMMERCIAL CAPITAL	60	68,046,944.00	9.79
COMMUNITY LENDERS	119	43,311,626.03	6.23
ELOAN	17	4,717,405.00	0.68
GATEWAY	50	12,729,135.66	1.83
HOME LOAN CENTER	191	51,590,832.64	7.42
HOMEFIELD	65	19,087,813.38	2.75
LOANCENTER	9	3,812,950.00	0.55
LOANLINK	43	18,252,247.39	2.63
METROCITIES	49	29,329,295.82	4.22
PAUL FINANCIAL	226	97,747,858.26	14.06
PLAZA	231	95,700,956.08	13.76
PMC	67	25,177,020.20	3.62
SECURED BANKERS	230	90,323,085.64	12.99
SIERRA PACIFIC	263	86,369,996.12	12.42
		695,320,104.63	100.00